EXHIBIT 99.1

Chattem Reports Fourth Quarter and Fiscal 2006 Results; Company
Increases Fiscal 2007 Year Outlook

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--Feb. 12, 2007--Chattem, Inc. (NASDAQ: CHTT), a leading marketer and manufacturer of branded consumer products, today announced results for the fiscal fourth quarter and year ended November 30, 2006.

    "The Company completed another outstanding year in fiscal 2006, highlighted by several key events. Most significantly, we reached an agreement to acquire five major brands from Johnson & Johnson, a transaction which subsequently closed on January 2, 2007," said Chief Executive Officer Zan Guerry. "From a capital structure perspective, we completed a $125 million convertible debt offering on very attractive terms and repurchased, during the first nine months of the fiscal year, 1.2 million shares of our common stock at an average price of $33.57 per share. Also, the Dexatrim(R) PPA litigation was brought to closure with the receipt of $19.3 million before taxes, or about $0.65 per share. Operationally, Chattem experienced a very good year with solid growth in sales led by strong performances from Gold Bond(R), Dexatrim, BullFrog(R), Pamprin(R) and Selsun(R), the latter in spite of unprecedented competitive pressures from Head & Shoulders(R). Somewhat offsetting these positive events was the launch of Icy Hot(R) Pro-Therapy(TM) which, while contributing to sales growth, experienced disappointing overall performance resulting in a direct operating loss of about $0.20 and $0.40 per share in the fourth quarter and fiscal year, respectively, for the brand. Looking ahead to fiscal 2007, we anticipate another excellent year with continued impressive performance of the base business, smooth integration of the acquired brands and management of Icy Hot Pro-Therapy at about break-even levels."

    FISCAL YEAR 2006 FINANCIAL RESULTS

    Total revenues for fiscal 2006 were $300.5 million, up 8%, compared to total revenues of $279.3 million in the prior year. Total revenues increased 11% over the prior year excluding sales of pHisoderm(R), which was divested in November 2005. Revenue growth for fiscal year 2006 was led by Gold Bond, Dexatrim, Selsun, BullFrog and Pamprin along with the new product launch of Icy Hot Pro-Therapy.

    Net income for fiscal year 2006 was $45.1 million, up 25%, compared to $36.0 million in the prior year, and earnings per share were $2.34, up 32%, compared to $1.77 in the prior year. Adjusted net income for fiscal 2006 was $37.5 million, compared to $42.6 million in the prior year, and adjusted earnings per share were $1.95, compared to $2.09 in the prior year.(1) Adjusted net income for fiscal 2006 excludes a debt extinguishment charge, litigation settlement items and SFAS 123R employee stock option expense. Adjusted net income for fiscal 2005 excludes a debt extinguishment charge, loss on product divestures, litigation settlement items and executive severance charges.

    FOURTH QUARTER FINANCIAL RESULTS

    Total revenues for the fourth quarter of fiscal 2006 were $65.1 million, compared to total revenues of $63.9 million in the prior year quarter, representing a 2% increase. Total revenues increased 5% over the fourth quarter of fiscal 2005 excluding sales of pHisoderm, which was divested in November 2005. Revenue growth for the quarter was driven by the continued strength of the Gold Bond, Dexatrim, BullFrog and Pamprin businesses offset by a reduction in sales of Icy Hot Pro-Therapy resulting from a reserve for retail returns recorded in the fourth quarter.

    Net income for the fourth quarter of fiscal 2006 was $4.9 million, compared to $2.4 million in the prior year quarter, and earnings per share were $0.26, compared to $0.12 in the prior year quarter. Adjusted net income for the fourth quarter of fiscal 2006 was $6.0 million, compared to $8.6 million in the prior year quarter, and adjusted earnings per share were $0.32, compared to $0.43 in the prior year quarter.(1) Adjusted net income in the fourth quarter of fiscal 2006 excludes litigation settlement items and SFAS 123R employee stock option expense. Adjusted net income for the fourth quarter of fiscal 2005 excludes a debt extinguishment charge, loss on product divestures and litigation settlement items. In the fourth quarter of fiscal 2006, the Company recorded a reserve for Icy Hot Pro-Therapy retail and in-house inventory exposure totaling $5.3 million, or $0.18 per share, which resulted in negative sales for the brand and higher costs of sales during the fiscal fourth quarter of 2006.

    FINANCIAL HIGHLIGHTS

    -- Gross margin for fiscal 2006 was 68.7%, compared to 71.4% during fiscal 2005 largely attributable to the launch of Icy Hot Pro-Therapy, which has lower gross margins than our other products.

    -- Advertising and promotion expense was 32.0% for fiscal 2006 compared to 27.5% during fiscal 2005, due primarily to increased spending to support the Company's new product introductions.

    -- Selling, general and administrative expenses decreased to 15.6% during fiscal 2006 compared to 16.9% during fiscal 2005 reflecting lower restricted stock and variable compensation expense, offset by share-based payment expense under SFAS 123R.

    -- During fiscal 2006, the Company repurchased 1.2 million shares at an average cost of $33.57 per share, or $39.3 million in the aggregate.

    -- The Company completed a private offering of $125 million 2% Convertible Senior Notes, the proceeds of which were used to fund in part the acquisition of brands from Johnson & Johnson.

    -- The Company successfully resolved its Dexatrim PPA litigation and recovered $19.3 million, net of legal expenses, or $0.65 per share.

    ACQUISITION OF BRANDS

    On January 2, 2007, the Company completed the closing of the previously announced agreement to acquire the U.S. rights to five leading consumer and over-the-counter ("OTC") brands from Johnson & Johnson for $410 million. The acquired brands include ACT(R), an anti-cavity mouthwash/mouth rinse; Cortizone, a hydrocortisone anti-itch product; Unisom(R) an OTC sleep aid; Kaopectate(R), an anti-diarrhea product; and Balmex(R), a diaper rash product.

    The acquisition was funded in part with the proceeds from a new $300 million term loan arranged and led by Bank of America pursuant to a Fifth Amendment to and restatement of the Company's Credit Agreement, with the remaining funds principally provided through the use of a portion of the proceeds derived from the Company's previously announced sale of $125 million 2% Convertible Senior Notes due 2013.

    FISCAL 2007 GUIDANCE

    The Company expects earnings per share for fiscal 2007 to be in the range of $2.80 - $3.05, excluding compensation expense under SFAS 123R. Stock option expense under SFAS 123R for fiscal 2007 is estimated to be $0.14 per share prior to the impact of any additional option grants in fiscal 2007.

    NON-GAAP FINANCIAL MEASURES

    In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents certain non-GAAP financial measures, including adjusted net income and adjusted earnings per share. The non-GAAP financial measures exclude certain non-cash charges, such as stock option expenses, and certain charges, such as debt extinguishment charges, executive severance charges and litigation settlement items. Chattem believes these measures provide both management and investors with additional insight into the Company's operational strength and ongoing operating performance. The additional non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP. See the accompanying Form 8-K under which this earnings release is furnished to the Securities and Exchange Commission for further discussion of the utility of these non-GAAP measures and the purposes for which they are used by management.

    FORWARD-LOOKING STATEMENTS

    Statements in this press release which are not historical facts, including, without limitation, statements in the Fiscal 2007 Guidance section of this release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions, including those described in our filings with the Securities and Exchange Commission, that could cause actual outcomes and results to differ materially from those expressed or projected.

    WEBCAST

    Chattem will provide an online Web simulcast and rebroadcast of its fiscal fourth quarter 2006 conference call. The live broadcast of the call will be available online at www.chattem.com and www.streetevents.com today, Monday, February 12, 2007 beginning at 9:00 a.m. ET. The online replay will follow shortly after the call and be available through February 19, 2007. Please note that the webcast requires Windows Media Player. For additional information please contact Catherine Baker, Investor Relations at 423-821-2037 ext. 3209.

    About Chattem

    Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. The Company's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. The Company's portfolio of products includes well-recognized brands such as Icy Hot(R), Gold Bond(R), Selsun Blue(R), ACT(R), Cortizone and Unisom(R). Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada. For more information, please visit the Company's website: www.chattem.com.

    (1) See the reconciliation of adjusted net income to net income reported in accordance with GAAP for the fourth quarter and fiscal 2006 and fiscal 2005, provided in the unaudited consolidated statements of income attached hereto.

                            CHATTEM, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                  For the Three      For the Twelve
                                   Months Ended       Months Ended
                                    November 30,       November 30,
                                 ----------------- -------------------
                                   2006     2005     2006      2005
                                 -------- -------- --------- ---------

REVENUES:
 Net sales                       $65,044  $63,835  $300,320  $279,140
 Royalties                            64       50       228       178
                                 -------- -------- --------- ---------
  Total revenues                  65,108   63,885   300,548   279,318

COSTS AND EXPENSES:
 Cost of sales                    20,724   19,933    94,036    79,884
 Advertising and promotion        20,496   18,024    96,071    76,763
 Selling, general and
  administrative                  13,015   10,981    46,989    47,322
 Executive severance charges           -        -         -     2,269
 Loss on product divestures            -    8,678         -     8,678
 Litigation settlement                13      315   (19,292)   (2,086)
                                 -------- -------- --------- ---------
  Total costs and expenses        54,248   57,931   217,804   212,830
                                 -------- -------- --------- ---------

INCOME FROM OPERATIONS            10,860    5,954    82,744    66,488
                                 -------- -------- --------- ---------

OTHER INCOME (EXPENSE):
 Interest expense                 (3,407)  (3,529)  (11,725)  (13,814)
 Investment and other income,
  net                                460      410     1,076     1,086
 Loss on early extinguishment of
  debt                                 -       (6)   (2,805)     (750)
                                 -------- -------- --------- ---------
  Total other income (expense)    (2,947)  (3,125)  (13,454)  (13,478)
                                 -------- -------- --------- ---------

INCOME BEFORE INCOME TAXES         7,913    2,829    69,290    53,010

PROVISION FOR INCOME TAXES         3,003      403    24,178    16,963
                                 -------- -------- --------- ---------

NET INCOME                       $ 4,910  $ 2,426  $ 45,112  $ 36,047
                                 ======== ======== ========= =========


DILUTED SHARES OUTSTANDING        18,810   20,077    19,262    20,366
                                 ======== ======== ========= =========


NET INCOME PER COMMON SHARE
 (DILUTED)                       $  0.26  $  0.12  $   2.34  $   1.77
                                 ======== ======== ========= =========


-------------------------------- --------------------------- ---------

NET INCOME (EXCLUDING DEBT EXTINGUISHMENT, SFAS 123R EXPENSE, LOSS
 ON PRODUCT DIVESTURES, LITIGATION SETTLEMENT ITEMS AND EXECUTIVE
 SEVERANCE CHARGES PER COMMON SHARE (DILUTED):

Net income                       $ 4,910  $ 2,426  $ 45,112  $ 36,047
Add:
  Loss on early extinguishment
   of debt                             -        6     2,805       750
  SFAS 123R expense                1,423        -     4,745         -
  Loss on product divestures           -    8,678         -     8,678
  Litigation settlement items         13      315   (19,292)   (2,086)
  Executive severance charges          -        -         -     2,269
  Benefit from (provision for)
   income taxes                     (391)  (2,874)    4,097    (3,076)
                                 -------- -------- --------- ---------
 Net income (excluding debt
  extinguishment, SFAS 123R
  expense, loss on product
  divestures, litigation
  settlement items and executive
  severance charges)             $ 5,955  $ 8,551  $ 37,467  $ 42,582
                                 ======== ======== ========= =========

 Net income (excluding debt
  extinguishment, SFAS 123R
  expense, loss on product
  divestures, litigation
  settlement items and executive
  severance charges) per common
  share (diluted)                $  0.32  $  0.43  $   1.95  $   2.09
                                 ======== ======== ========= =========

-------------------------------- -------------------------------------

EBITDA RECONCILIATION (EXCLUDING LOSS ON PRODUCT DIVESTURES,
 LITIGATION SETTLEMENT ITEMS AND EXECUTIVE SEVERANCE CHARGES):


Net income                       $ 4,910  $ 2,426  $ 45,112  $ 36,047
Add:
  Provision for income taxes       3,003      403    24,178    16,963
  Interest expense, net
   (includes loss on early
   extinguishment of debt)         2,947    3,125    13,454    13,478
  Depreciation and amortization
   less amounts included in
   interest                        2,628    1,568     9,887     5,388
                                 -------- -------- --------- ---------
EBITDA                           $13,488  $ 7,522  $ 92,631  $ 71,876
  Loss on product divestures           -    8,678         -     8,678
  Litigation settlement items    $    13      315  $(19,292)   (2,086)
  Executive severance charges          -        -         -     2,269
                                 -------- -------- --------- ---------
EBITDA (excluding loss on
 product divestures, litigation
 settlement items and executive
 severance charges)              $13,501  $16,515  $ 73,339  $ 80,737
                                 -------- -------- --------- ---------

Depreciation & amortization      $ 2,919  $ 1,744  $ 10,580  $  6,115
Capital expenditures             $ 1,148  $ 1,664  $  4,705  $  4,303

-------------------------------- --------------------------- ---------

Statements in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those expressed or projected.


                            CHATTEM, INC.
                   SELECTED SUMMARY FINANCIAL DATA
                            (In thousands)
                             (Unaudited)

SELECTED INCOME STATEMENT DATA:

The following table sets forth, for the periods indicated, certain items from our Consolidated Statements of Income expressed as a percentage of total revenues:

                     For the Three Months     For the Twelve Months
                             Ended                     Ended
                   ------------------------- -------------------------
                   November 30, November 30, November 30, November 30,
                       2006         2005         2006         2005
                   ---------------------------------------------------

TOTAL REVENUES             100%         100%         100%         100%
                   ------------ ------------ ------------ ------------

COSTS AND EXPENSES:
 Cost of sales            31.8         31.2         31.3         28.6
 Advertising and
  promotion               31.5         28.2         32.0         27.5
 Selling, general
  and
  administrative          20.0         17.2         15.6         16.9
 Executive
  severance charges          -            -            -          0.8
 Loss on product
  divestures                 -         13.6            -          3.1
 Litigation
  settlement                 -          0.5         (6.4)        (0.7)
                   ------------ ------------ ------------ ------------
   Total costs and
    expenses              83.3         90.7         72.5         76.2
                   ------------ ------------ ------------ ------------

INCOME FROM
 OPERATIONS               16.7          9.3         27.5         23.8
                   ------------ ------------ ------------ ------------

OTHER INCOME
 (EXPENSE):
 Interest expense         (5.2)        (5.5)        (3.9)        (4.9)
 Investment and
  other income, net        0.7          0.6          0.4          0.4
 Loss on early
  extinguishment of
  debt                       -            -         (0.9)        (0.3)
                   ------------ ------------ ------------ ------------
    Total other
     income
     (expense)            (4.5)        (4.9)        (4.4)        (4.8)
                   ------------ ------------ ------------ ------------

INCOME BEFORE
 INCOME TAXES             12.2          4.4         23.1         19.0

PROVISION FOR
 INCOME TAXES              4.6          0.6          8.0          6.1
                   ------------ ------------ ------------ ------------

NET INCOME                 7.6%         3.8%        15.1%        12.9%
                   ============ ============ ============ ============


                                             November 30, November 30,
SELECTED BALANCE SHEET DATA:                     2006         2005
                                             -------------------------

Cash and cash equivalents                    $    90,527  $    47,327
Accounts receivable, net                     $    29,852  $    42,193
Inventories                                  $    31,389  $    23,631
Accounts payable and accrued liabilities     $    27,577  $    32,486

Senior bank debt                             $         -  $    75,000
Senior debt                                      125,000            -
Subordinated debt                                107,500      107,500
                                             ------------ ------------
Total debt                                   $   232,500  $   182,500
                                             ============ ============


SELECTED CASH FLOW   For the Three Months     For the Twelve Months
 DATA:                       Ended                     Ended
                   ---------------------------------------------------
                   November 30, November 30, November 30, November 30,
                       2006         2005         2006         2005
                   ---------------------------------------------------

Shares repurchased           -          335        1,172          882
Cash paid for
 share repurchases $         -  $    12,420  $    39,332  $    34,084


SUMMARY OF NET SALES:

Net sales by domestic product category and total international for the fourth quarter of fiscal 2006, as compared to the corresponding period in fiscal 2005, were as follows:
                                                   Increase (Decrease)
                                                   -------------------
                                 2006      2005     Amount  Percentage
                               --------- --------- -------- ----------
Topical pain care products     $ 18,791  $ 22,124  $(3,333)      (15%)
Medicated skin care
 products(a)                     17,618    13,225    4,393         33%
Dietary supplements               7,385     6,367    1,018         16%
Medicated dandruff shampoos
 and conditioner                  9,667     9,539      128          1%
Other OTC and toiletry
 products                         6,029     5,142      887         17%
                               --------- --------- --------

Total Domestic                   59,490    56,397    3,093          5%
International revenues
 (including royalties)            5,618     7,488   (1,870)      (25%)
                               --------- --------- --------

Total Revenues                 $ 65,108  $ 63,885  $ 1,223          2%
                               ========= ========= ========

(a) Includes pHisoderm sales

Net sales by domestic product category and total international for the first twelve months of fiscal 2006, as compared to the corresponding period in fiscal 2005, were as follows:
                                                   Increase (Decrease)
                                                   -------------------
                                 2006      2005     Amount  Percentage
                               --------- --------- -------- ----------
Topical pain care products     $101,396  $ 89,539  $11,857         13%
Medicated skin care
 products(a)                     67,238    62,458    4,780          8%
Dietary supplements              35,081    33,828    1,253          4%
Medicated dandruff shampoos
 and conditioner                 37,742    34,880    2,862          8%
Other OTC and toiletry
 products                        34,940    31,731    3,209         10%
                               --------- --------- --------

Total Domestic                  276,397   252,436   23,961          9%
International revenues
 (including royalties)           24,151    26,882   (2,731)      (10%)
                               --------- --------- --------

Total Revenues                 $300,548  $279,318  $21,230          8%
                               ========= ========= ========

(a) Includes pHisoderm sales


    CONTACT: Chattem, Inc.
             Catherine Baker, 423-822-3209
             Investor Relations